UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2014

_______________

1ST Century BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34226	26-1169687
(State or other jurisdiction of	Commission File Number	(IRS Employer
incorporation)		Identification No.)

1875 Century Park East, Suite 1400
Los Angeles, California 90067
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 270-9500

_____________________________________________

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 8, 2014, 1st Century Bancshares, Inc. held its 2014 annual meeting of stockholders. The matters voted on at the meeting and the final voting results are as follows:

(1)           The following persons were elected to serve as directors and received the number of votes set forth opposite their respective names:

	Shares Voted For	Withheld	Broker Non-Votes

William W. Brien, M.D.	4,119,150	1,233,283	2,038,116
Dave Brooks	5,332,683	19,750	2,038,116
Joseph J. Digange	5,332,683	19,750	2,038,116
Jason P. DiNapoli	5,314,583	37,850	2,038,116
Eric M. George	5,004,043	348,390	2,038,116
Alan D. Levy	5,003,968	348,465	2,038,116
Robert A. Moore	5,150,853	201,580	2,038,116
Barry D. Pressman, M.D.	5,332,101	20,332	2,038,116
Alan I. Rothenberg	5,332,101	20,332	2,038,116
Nadine I. Watt	5,136,353	216,080	2,038,116
Lewis N. Wolff	5,004,068	348,365	2,038,116
Stanley R. Zax	5,332,201	20,232	2,038,116

(2)           A proposal regarding the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was approved by the following vote:

Shares Voted For	Shares Voted Against	Shares Abstained

7,363,147	5,309	22,093

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CENTURY BANCSHARES, INC.

Dated: May 12, 2014	By:	/s/ Jason. P. DiNapoli
Jason P. DiNapoli
President and Chief Operating Officer